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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]


                               February 9, 1998


Mac-Gray Corporation
22 Water Street
Cambridge, MA 02141

     Re:  Legality of Securities to be Registered
          Under Registration Statement on Form S-4
          ----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Mac-Gray Corporation, a Delaware corporation (the "Company"), and MI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Mac-Gray ("Merger Subsidiary"), in connection with the merger of Merger Subsidiary with and into Intirion Corporation, a Delaware corporation ("Intirion"), with Intirion being the surviving corporation, and the transactions related thereto (the "Merger").

     Upon consummation of the Merger, the Company will be issuing shares of its common stock, par value $.01 per share (the "Shares"). In connection with the Merger, the Company has filed a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which Registration Statement covers all of the Shares.

     In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof and on file with the Secretary of State of the State of Delaware, the Bylaws of the Company, as amended through the date hereof, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the confirmation of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation law, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

     Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law, pursuant to which the Company was incorporated, upon the issuance of the Shares in accordance with the terms of the Merger, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registraton Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                        Very truly yours,

                                        /s/ GOODWIN, PROCTER & HOAR LLP

                                        GOODWIN, PROCTER & HOAR LLP